UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2012 (November 14, 2012)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-33556	41-2232463
(State or other jurisdiction of incorporation)	Commission File Number	I.R.S. Employer Identification No.

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 627-5400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2012, Spectra Energy Partners, LP (the “Partnership”), Spectra Energy Partners (DE) GP, LP and Spectra Energy Partners GP, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), which provides for the issuance and sale by the Partnership, and purchase by the Underwriters, of 4,750,000 common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriters were also granted a 30-day option to purchase up to an additional 712,500 Common Units (the “Option Units”) if the Underwriters sell more than 4,750,000 Common Units in the offering. The offer and sale of the Common Units is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-176245), and the closing with respect to the 4,750,000 Common Units is expected to occur on November 19, 2012.

The Partnership expects to receive net proceeds from the offering of approximately $128.7 million, or approximately $148.0 million if the Underwriters exercise their option to purchase additional common units in full, in each case, after deducting the underwriting discount and estimated offering expenses payable by the Partnership, and including a capital contribution from its general partner to maintain its proportionate interest in the Partnership. The Partnership intends to use the net proceeds, including any net proceeds from the issuance of the Option Units, for funding capital expenditures and acquisitions. Pending such use, the net proceeds of the offering will be held as cash or invested in short term securities, or a combination of both.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. Affiliates of each of the underwriters are lenders under the Partnership’s credit facility.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 14, 2012, by and among Spectra Energy Partners, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

	By:	Spectra Energy Partners (DE) GP, LP, its general partner

	By:	Spectra Energy Partners GP, LLC, its general partner

November 19, 2012	By:	/s/ Laura Buss Sayavedra
Laura Buss Sayavedra
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 14, 2012, by and among Spectra Energy Partners, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

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